Exhibit 9
Form SB-2
Mountain Oil, Inc.

PROFESSIONAL PETROLEUM/RESERVOIR ENGINEERING SERVICES

RALPH L. NELMS      CONSULTING PETROLEUM ENGINEER
16625 West 51st Avenue   Golden, Colorado  80403       303-278-2592

                           CONSENT OF
           INDEPENDENT PROFESSIONAL PETROLEUM ENGINEER


      I hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 14, 2000, relating to the Oil and Gas Reserve information of Mountain Oil, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

                         /s/ Ralph L. Nelms
                         Professional Petroleum/Reservoir
Engineering Services



Golden, Colorado
October 16, 2000

                              E-17
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